[WESTERN RESOURCES LOGO]


                                                                October 11, 1996


Dear KCPL Shareowner:

         When you voted against the UtiliCorp merger proposal, you joined a majority of voting shareowners who demanded a better future for KCPL. In fact, 62 percent of all KCPL shares did not go along with the UtiliCorp plan.

         As you know, the KCPL board has still refused to meet with us, in spite of the rejection of the UtiliCorp proposal and the encouragement of many of its shareowners. Western Resources is committed to this combination and the surest way to quickly end the cost and diversion of management's attention is to tender your shares to us by October 25.

         It is now time for you to take action to help bring this merger offer to completion and begin building shareowner value. Even with the KCPL board's inaction, you can still "vote" on our offer by tendering your shares now. Simplified papers for tendering shares are enclosed. Our offer remains friendly to KCPL shareowners in terms of value per share and projected dividend. Individual shareowners such as yourself hold the vast majority of shares in both companies, so it is up to you to create a large, financially solid company poised for the changes in the energy marketplace.

         Tender now and you can get ...

         ... a projected dividend of more than $2 per KCPL share that could be as much as 45 percent over KCPL's current dividend.*

         ... a tax-free exchange of each of your KCPL shares for $31 of Western Resources stock, provided the average stock price stays within the range it has been for the last two years.*

         ... a combined company with the size, strength, and vision to compete in the new deregulated marketplace.

         ... product diversity and international reach for your KCPL investment.

         By your vote in August, you clearly showed that you look at your investment decisions carefully. You know by now that hundreds of millions of dollars in savings for shareowner value are only available through a merger with Western Resources. Western Resources has the track record of keeping our promises of savings in a major merger and, with our joint interests in assets and our neighboring service territories with KCPL, the savings opportunities are clear and real.

         We are also enclosing some news clippings from various publications to give you more information on the status of this merger.

         Western Resources is the right partner for KCPL. KCPL is the right partner for Western Resources. We believe combining the two makes your investment stronger by creating a company able to meet the challenges of the changing energy market.

         You can take the action needed to grow your investment. The time is now to tender your shares. Follow the instructions in the enclosed letter of transmittal. If you have any questions, feel free to call us toll-free at 1-800-223-2064.

         Thank you for your vote in August, which is helping to give all KCPL shareowners the opportunity to accept our offer. Let's act now and get on with the business of building the best energy company in America.

                                               Sincerely,


                                               /s/ John E. Hayes, Jr.
                                               John E. Hayes, Jr.




* Dividend per KCPL share is based upon Western Resources projected annual dividend rate of $2.14 per share of Western Resources common stock in the first year after the merger and the exchange ratio in Western Resources' offer. Price per KCPL share (payable in Western Resources common stock) assumes that Western Resources' average share price is between $28.18 and $33.23 at the time of closing.

    This letter is neither an offer to exchange nor a solicitation of an offer to exchange shares of common stock of KCPL. Such offer is made solely by the Prospectus dated July 3, 1996, and the related Letter of Transmittal, and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of KCPL in any jurisdiction in which the making of such offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where securities, blue sky or other laws require such offer to be made by a licensed broker or dealer, such offer shall be deemed to be made on behalf of Western Resources, Inc., by Salomon Brothers Inc or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

[WESTERN RESOURCES LOGO]

                                                                October 11, 1996


Dear KCPL Shareowner:

         The opportunity is now for you to take action to help bring Western Resources' merger offer to completion and begin building shareowner value. Individual shareowners such as yourself hold the vast majority of shares in both companies, so it is up to you to create a larger, financially solid company poised for the changes in the energy marketplace.

         As you know, the KCPL board has still refused to meet with us, in spite of the rejection of the UtiliCorp proposal and the encouragement of many of its shareowners. Western Resources is committed to this combination and the surest way to quickly end the cost and diversion of management's attention is to tender your shares to us by October 25.

         Even with the KCPL board's inaction, you can still "vote" on our offer by tendering your shares now. Simplified papers for tendering shares are enclosed. Our offer remains friendly to KCPL shareowners in terms of value per share and projected dividend.

         Tender now and you can get ...

         ... a projected dividend of more than $2 per KCPL share that could be as much as 45 percent over KCPL's current dividend.*

         ... a tax-free exchange of each of your KCPL shares for $31 of Western Resources stock, provided the average stock price stays within the range it has been for the last two years.*

         ... a combined company with the size, strength, and vision to compete in the new deregulated marketplace.

         ... product diversity and international reach for your KCPL investment.

         We are a dynamic, growing, financially strong company. As you know, we have always paid dividends and our dividends have increased each year for the last 20 years. There are hundreds of millions of dollars in savings available for shareowner value in this merger. These savings are not available without this merger. Western Resources has the track record of keeping our promises of savings in a major merger and, with our joint interests in assets and our neighboring service territories with KCPL, the savings opportunities are clear and real.

         We are also enclosing some news clippings from various publications to give you more information on the status of this merger.

         Western Resources is the right partner for KCPL. KCPL is the right partner for Western Resources. We believe combining the two makes your investment stronger by creating a company able to meet the challenges of the changing energy market.

         You can take the action needed to grow your investment. The time is now to tender your shares. To tender your shares please contact your bank or broker today. If you have any questions, call us toll-free at 1-800-223-2064.

         Thanks to the shareholders' vote in August, all KCPL shareowners now have the opportunity to accept our offer. Let's act now and get on with the business of building the best energy company in America.

                                          Sincerely,


                                          /s/ John E. Hayes, Jr.
                                          John E. Hayes, Jr.




* Dividend per KCPL share is based upon Western Resources projected annual dividend rate of $2.14 per share of Western Resources common stock in the first year after the merger and the exchange ratio in Western Resources' offer. Price per KCPL share (payable in Western Resources common stock) assumes that Western Resources' average share price is between $28.18 and $33.23 at the time of closing.

    This letter is neither an offer to exchange nor a solicitation of an offer to exchange shares of common stock of KCPL. Such offer is made solely by the Prospectus dated July 3, 1996, and the related Letter of Transmittal, and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of KCPL in any jurisdiction in which the making of such offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where securities, blue sky or other laws require such offer to be made by a licensed broker or dealer, such offer shall be deemed to be made on behalf of Western Resources, Inc., by Salomon Brothers Inc or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

[WESTERN RESOURCES LOGO]

                                                                October 11, 1996


Dear Shareowner of KCPL and Western Resources:

         By deciding to own shares in these two strong companies, you have already determined that the two make a good combination.

         There is now an opportunity to create a more lucrative investment with both stocks in a combined KCPL and Western Resources. Individual shareowners such as yourself hold the vast majority of shares in both companies, so it is up to you to create a larger, financially solid company poised for the changes in the energy marketplace.

         As you know, the KCPL board has still refused to meet with us, in spite of the rejection of the UtiliCorp proposal and the encouragement of many of its shareowners. Even with the KCPL board's inaction, you can still "vote" on our offer by tendering your shares now. Western Resources is committed to this combination, and the surest way to quickly end the cost and diversion of management's attention is to tender your shares to us by October 25. Simplified papers for tendering your shares are enclosed.

         Tender now and you can get ...

         ... a projected dividend of more than $2 per KCPL share that could be as much as 45 percent over KCPL's current dividend.*

         ... a tax-free exchange of each of your KCPL shares for $31 of Western Resources stock, provided the average stock price stays within the range it has been for the last two years.* This will give you a significantly greater investment position in a new stronger Western Resources.

         ... a combined company with the size, strength, and vision to compete in the new deregulated marketplace.

         ... product diversity and international reach for your KCPL investment.

         You know our record. We are a dynamic, growing, financially strong company. As you know, we have always paid dividends and our dividends have increased each year for the last 20 years. There are hundreds of millions of dollars in savings available for shareowner value in this merger. This large amount of savings is not available without a merger with Western Resources. Your company, Western Resources, has the track record of keeping its promises of savings in a major merger and, with our joint interests in assets and our neighboring service territories with KCPL, the savings opportunities are clear and real.

         We are also enclosing some news clippings from various publications to give you more information on the status of this merger.

         The combination of KCPL and Western Resources has been good for you. We believe combining the two makes your investment stronger by creating a company able to meet the challenges of the changing energy market.

         You can take the action needed to grow your investment. The time is now to tender your shares. Follow the instructions in the enclosed letter of transmittal. If you have any questions, feel free to call us toll-free at 1-800-223-2064.

         Thank you for investing in Western Resources. I look forward to working with you as we combine KCPL and Western Resources into a major national energy company.

                                               Sincerely,


                                               /s/ John E. Hayes, Jr.
                                               John E. Hayes, Jr.




* Dividend per KCPL share is based upon Western Resources projected annual dividend rate of $2.14 per share of Western Resources common stock in the first year after the merger and the exchange ratio in Western Resources' offer. Price per KCPL share (payable in Western Resources common stock) assumes that Western Resources' average share price is between $28.18 and $33.23 at the time of closing.

    This letter is neither an offer to exchange nor a solicitation of an offer to exchange shares of common stock of KCPL. Such offer is made solely by the Prospectus dated July 3, 1996, and the related Letter of Transmittal, and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of KCPL in any jurisdiction in which the making of such offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where securities, blue sky or other laws require such offer to be made by a licensed broker or dealer, such offer shall be deemed to be made on behalf of Western Resources, Inc., by Salomon Brothers Inc or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

[WESTERN RESOURCES LOGO]

                                                                October 11, 1996


Dear KCPL Shareowner:

     The opportunity is now for you to take action to help bring Western Resources' merger offer to completion and begin building shareowner value. Individual shareowners such as yourself hold the vast majority of shares in both companies, so it is up to you to create a larger, financially solid company poised for the changes in the energy marketplace.

     As you know, the KCPL board has still refused to meet with us, in spite of the rejection of the UtiliCorp proposal and the encouragement of many of its shareowners. Western Resources is committed to this combination and the surest way to quickly end the cost and diversion of management's attention is to tender your shares to us by October 25.

     Even with the KCPL board's inaction, you can still "vote" on our offer by tendering your shares now. Simplified papers for tendering shares are enclosed. Our offer remains friendly to KCPL shareowners in terms of value per share and projected dividend.

     Tender now and you can get ...

     ... a projected dividend of more than $2 per KCPL share that could be as much as 45 percent over KCPL's current dividend.*

     ... a tax-free exchange of each of your KCPL shares for $31 of Western Resources stock, provided the average stock price stays within the range it has been for the last two years.*

     ... a combined company with the size, strength, and vision to compete in the new deregulated marketplace.

     ...  product diversity and international reach for your KCPL investment.

     We are a dynamic, growing, financially strong company. As you know, we have always paid dividends and our dividends have increased each year for the last 20 years. There are hundreds of millions of dollars in savings available for shareowner value in this merger. These savings are not available without this merger. Western Resources has the track record of keeping our promises of savings in a major merger and, with our joint interests in assets and our neighboring service territories with KCPL, the savings opportunities are clear and real.

     We are also enclosing some news clippings from various publications to give you more information on the status of this merger.

     Western Resources is the right partner for KCPL. KCPL is the right partner for Western Resources. We believe combining the two makes your investment stronger by creating a company able to meet the challenges of the changing energy market.

     You can take the action needed to grow your investment. The time is now to tender your shares. Follow the instructions in the enclosed letter of transmittal. If you have any questions, call us toll-free at 1-800-223-2064.

     Thanks to the shareholders' vote in August, all KCPL shareowners now have the opportunity to accept our offer. Let's act now and get on with the business of building the best energy company in America.

                                                 Sincerely,


                                                 /s/ John E. Hayes, Jr.
                                                 John E. Hayes, Jr.



* Dividend per KCPL share is based upon Western Resources projected annual dividend rate of $2.14 per share of Western Resources common stock in the first year after the merger and the exchange ratio in Western Resources' offer. Price per KCPL share (payable in Western Resources common stock) assumes that Western Resources' average share price is between $28.18 and $33.23 at the time of closing.

     This letter is neither an offer to exchange nor a solicitation of an offer to exchange shares of common stock of KCPL. Such offer is made solely by the Prospectus dated July 3, 1996, and the related Letter of Transmittal, and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of KCPL in any jurisdiction in which the making of such offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where securities, blue sky or other laws require such offer to be made by a licensed broker or dealer, such offer shall be deemed to be made on behalf of Western Resources, Inc., by Salomon Brothers Inc or one or more registered brokers or dealers licensed under the laws of such jurisdiction.